UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AstraZeneca PLC
(Exact name of registrant as specified in its charter)

United Kingdom		None
(State of incorporation or organization)		(I.R.S. Employer Identification No.)

15 Stanhope Gate, London
United Kingdom		W1K 1LN
(Address of principal executive offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.40% Notes due 2014	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-114165

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

     The Registrant filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2004 a Registration Statement on Form F-3 (the “Registration Statement”) relating to the Registrant’s Debt Securities. The Registration Statement was declared effective by the Commission on April 23, 2004. On May 19, 2004 the Registrant filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933 a prospectus dated April 2, 2004 (the “Prospectus”) and a preliminary prospectus supplement dated May 19, 2004. On May 20, 2004, the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933 the Prospectus and a final prospectus supplement dated May 19, 2004 (the “Prospectus Supplement”). The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

     Reference is made to the information set forth under the headings “Description of Debt Securities” on pages 9 through 21 and “Certain UK and US Federal Tax Considerations” on pages 26 through 33 of the Prospectus; and to the information set forth under the heading “Description of Notes” on pages S-26 to S-29 of the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits

1.	Registration Statement on Form F-3, including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333-114165)).

2.	Prospectus (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b)(2)).

3.	Indenture, between the Registrant and JPMorgan Chase Bank, as Trustee, dated as of April 1, 2004 (the “Indenture”) (included in Exhibit 1 hereof).

4.	Form of Security (included in Exhibit 1 hereof).

5.	Officers’ Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the Securities.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment hereto to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTRAZENECA PLC
(Registrant)

By:	/s/ Graeme Musker

	Name:	Graeme Musker
	Title:	Group Secretary & Solicitor

Date: May 20, 2004